                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                          TRANSTECHNOLOGY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                      N/A
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                             [TRANSTECHNOLOGY LOGO]

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 13, 2001

To the Stockholders of
TransTechnology Corporation:

The Annual Meeting of Stockholders (the "Meeting") of TransTechnology Corporation (the "Company") will be held at 10:00 a.m., local time, on Thursday, September 13, 2001 at The Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey, to consider and act upon the following matters:

          1.  To elect ten directors of the Company;

          2. To approve the Company's Amended and Restated 1998 Non-Employee Directors' Stock Option Plan; and

          3. To transact such other business as may properly come before the Meeting.

Only the stockholders of record at the close of business on August 10, 2001 will be entitled to notice of and to vote at the Meeting or any adjournment or adjournments thereof. A copy of the Company's Annual Report on Form 10-K, including financial statements for the fiscal year ended March 31, 2001, has been previously mailed to stockholders.

Whether or not you expect to attend the Meeting, you are urged to sign, date and return the enclosed proxy in the prepaid envelope provided. All shares represented by the enclosed proxy, if the proxy is properly executed and returned, will be voted as you direct. Your proxy will not be used if you attend the Meeting and vote in person.

                                          By Order of the Board of Directors

                                          /S/ GERALD C. HARVEY
                                          GERALD C. HARVEY
                                          Vice President, Secretary and General
                                          Counsel

Liberty Corner, New Jersey
August 20, 2001

--------------------------------------------------------------------------------

[TRANSTECHNOLOGY LOGO]          150 Allen Road, Liberty Corner, New Jersey 07938
                                PROXY STATEMENT

GENERAL INFORMATION

This Proxy Statement (first mailed to shareholders on or about August 20, 2001) is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of TransTechnology Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Thursday, September 13, 2001 at 10:00 a.m., local time, at The Olde Mill Inn, 225 Route 202, Basking Ridge, New Jersey and any adjournment or adjournments thereof. All proxies which are properly completed, signed and returned to the Company prior to the Meeting will be voted as provided therein. Any proxy given by a shareholder may be revoked at any time before it is exercised by filing an instrument revoking it with the Secretary of the Company, by submitting to the Company a duly executed proxy bearing a later date, or by voting in person at the Meeting.

The only voting securities of the Company consist of its common stock, $0.01 par value per share (the "Common Stock"). The close of business on August 10, 2001 has been fixed as the record date for the determination of holders of shares of Common Stock entitled to vote at the Meeting, and any adjournments thereof. As of that date, the Company had 6,176,926 shares of Common Stock outstanding. The holders of shares of Common Stock on the record date are entitled to vote at the Meeting.

The holders of record of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Meeting. As to all matters to be considered at the Meeting and any adjournments thereof, each stockholder is entitled to one vote for each share of Common Stock he or she holds. The director nominees who receive the greatest number of votes at the Meeting will be elected to the Board of Directors of the Company. Votes against a candidate have no legal effect. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Stockholders are not entitled to cumulate votes. Approval of the Amended and Restated 1998 Non-Employee Directors' Stock Option Plan described herein requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at the Meeting.

The cost of preparing, assembling, printing and mailing this Proxy Statement and the accompanying form of proxy, and the cost of soliciting proxies relating to the Meeting will be paid by the Company. The original solicitation of proxies by mail may be supplemented by telephone,

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

telegram and personal solicitation. The Company has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies. It is expected that such firm will be paid approximately $3,500 for such services and will be indemnified for matters arising out of this engagement including liabilities arising under securities laws. In addition, the Company may request banks and brokers to solicit their customers who beneficially own Common Stock listed of record in names of nominees, and will reimburse such banks and brokers for their reasonable out-of-pocket expenses of such solicitation.

For purposes of this Proxy Statement, the fiscal year ended March 31, 2001 shall be referred to as the fiscal year of 2001 or fiscal 2001.

PROPOSAL 1 -- ELECTION OF DIRECTORS

The Board of Directors of the Company is elected annually. The Certificate of Incorporation and Bylaws of the Company provide that the number of directors of the Company shall be not less than five nor more than fifteen, with the exact number to be fixed by the Bylaws. The Bylaws have been amended by the Board of Directors to provide that, effective on June 4, 2001, the exact number of directors is fixed at ten. Unless otherwise instructed, the proxies received will be voted for the election of the nominees named below. Each of the incumbent directors, other than Ms. Jan Naylor Cope who was appointed to the Board of Directors in June 2001, was elected as a director of the Company at the last annual meeting of stockholders of the Company held in July 2000. Although it is not anticipated that any of the nominees will be unable to serve, in the event any nominee is unable or declines to serve as a director at the time of the Meeting, the proxy holders will vote for substitute nominees at their discretion.

No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship among themselves or with any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO THE BOARD OF
DIRECTORS

Set out below is information about each nominee for election as a director. The information was obtained from the Company's records or from information furnished directly by the individual.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                              POSITION WITH                            DIRECTOR
        NAME                                   THE COMPANY                      AGE     SINCE
-----------------------------------------------------------------------------------------------
Daniel H. Abramowitz        Director                                             36      2000
Gideon Argov                Director                                             44      1995
Walter Belleville           Director                                             74      1992
Michael J. Berthelot        Chairman of the Board of Directors, President and    51      1991
                            Chief Executive Officer
Thomas V. Chema             Director                                             54      1992
Jan Naylor Cope             Director                                             45      2001
John H. Dalton              Director                                             59      1999
Michel Glouchevitch         Director                                             47      1996
James A. Lawrence           Director                                             48      1992
William J. Recker           Director                                             58      1997
-----------------------------------------------------------------------------------------------

MR. ABRAMOWITZ has been President of Hillson Financial Management Inc., a private investment management company, since its formation in 1990.

MR. ARGOV has been a Special Limited Partner at Parthenon Capital since 2001. He was Chairman, President and Chief Executive Officer of Kollmorgen Corporation, a company which manufactures high performance electronic motion control components and systems, from 1991 to 2000.

MR. BELLEVILLE has been the Chairman of ATI Machinery, Inc., the largest Caterpillar tractor rental and leasing company in the western United States, since 1983, and was Chief Executive Officer and Chairman of ATI Machinery, Inc. from 1983 to 1998. Additionally, since 1985 he has been Chairman of the Board of Sav-Trac of Arizona, Inc., a heavy equipment repair facility.

MR. BERTHELOT has been the Company's Chairman of the Board of Directors, President and Chief Executive Officer since 1998. He served in the same positions from 1992 to 1995. He served as Chairman and Chief Executive Officer from 1995 to 1998.

MR. CHEMA has been a partner specializing in energy and telecommunications consulting, in the Cleveland, Ohio law firm of Arter & Hadden since 1989. From 1990 to 1996, he served as Chairman of the Ohio Building Authority, an independent state agency that is responsible for financing and operating state office buildings and other facilities for the State of Ohio. Mr. Chema is President of Gateway Consultants, Inc., a firm he founded in 1995 to provide consulting services relative to the financing and development of public assembly facilities such as ballparks, stadiums, and arenas.

MS. NAYLOR COPE has been the President and founder of the J. Naylor Cope Company, a nationally recognized executive search firm since 1994. Prior to founding the J. Naylor Cope Company, Ms. Naylor Cope served as Deputy Director of Presidential Personnel in the White House under President George H.W. Bush.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MR. DALTON has been the President of IPG Photonics, a company that designs, develops and manufactures a range of advanced amplifiers and lasers for the telecom and industrial markets since 2001. He was appointed Secretary of the Navy by President Clinton in 1993 and served in that capacity until 1998. He was Chairman and CEO of Metal Technology from 1999 to 2000. He serves on the Board of Directors of Fresh Del Monte Produce Inc., Niagara Mohawk Holdings and Metastorm, Inc.

MR. GLOUCHEVITCH is a General Partner of Westar Capital, a private equity firm investing in middle market manufacturing and service businesses. From 1991 through 2000 he was Managing Director of Triumph Capital Group, Inc., a manager of institutional funds making private equity investments in middle market companies.

MR. LAWRENCE has been Executive Vice President and Chief Financial Officer of General Mills since 1998. From 1996 to 1998 he served as Executive Vice President and Chief Financial Officer of Northwest Airlines, Inc. From 1993 to 1996, he served as President and Chief Executive Officer, Asia/Middle East/Africa of the Pepsi-Cola Company.

MR. RECKER has been Chairman of the Board of Gretag Imaging Holding AG since 1998 and was President and CEO of Gretag Imaging Group, Inc., a publicly traded Swiss company serving the photofinishing and imaging industry from 1990 to 1998. He serves on the Board of Gretag-Macbeth [Holding] AG, a Swiss public company producing products for color control and confirmation in the graphic arts, textile and coatings industry.

THE BOARD OF DIRECTORS

MEETINGS AND REMUNERATION

During the fiscal year ended March 31, 2001, the Board of Directors held nine meetings. Messrs. Argov, Lawrence and Recker each attended less than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors during fiscal 2001 (held during the period for which he has been a director) and
(ii) the total number of meetings held by all committees of the Board of Directors on which he served during that period.

The Company pays its non-employee directors a $5,000 annual retainer and $2,500 for each Board of Directors meeting attended. Meeting fees are also paid for attendance via conference telephone if such meetings last longer than thirty minutes. Directors are paid their $5,000 annual retainer in Company Common Stock rather than cash. In addition, each non-employee director is granted a Stock Option to purchase the same number of shares that he or she owned on (a) the date that is sixty days after his election to the Board if that date occurs after September 11, 1994, or (b) on September 12, 1994 if the director had served on the Board prior to that date. In addition, non-employee directors are entitled to receive a matching option for each share of the Company's Common Stock that they purchase on the open market, with the strike price of the option being the purchase price of the share, up to a maximum of 5,000 options in any twelve month period or 15,000 options over a three year period, pursuant to the requirements of the Amended and Restated 1998 Non-Employee Directors Stock Option Plan. In addition, the Company reimburses its directors for expenses incurred on behalf of the Company. Non-employee directors are also paid a retainer (in

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Common Stock) for serving on committees and fees (in cash) for attending committee meetings. Annual retainers for the Chairmen of the Audit Committee and of the Compensation and Incentives Committee are $4,200 and $3,000 for other members. Attendance at meetings of these committees is compensated at $800 per meeting. The Chairman of the Nominating Committee receives a $3,700 annual retainer while the other committee members receive $2,500. Attendance at Nominating Committee meetings is compensated at $900 per meeting.

COMMITTEES

The Board of Directors has a standing Audit Committee, Nominating Committee, and Incentives and Compensation Committee.

The Audit Committee reviews with the Company's independent auditing firm the results of the firm's annual examination, advises the full Board regarding its findings and provides assistance to the full Board in matters involving financial statements and financial controls. The Audit Committee is comprised of Board members who are not officers, employees or affiliates of the Company or its subsidiaries and operates under the Charter attached hereto as Annex A. The Audit Committee, which consists of Messrs. Argov, Lawrence and Recker, held four meetings during fiscal 2001. Mr. Belleville served on the Audit Committee until July 2000.

The Nominating Committee establishes the criteria for, and reviews the qualifications of individuals for, nomination to the Board of Directors and to committees of the Board. In addition, the Nominating Committee presents recommendations for replacement directors when vacancies occur on the Board or committees thereof. The Nominating Committee may consider nominees recommended by stockholders in writing to the Secretary of the Company. This committee, which consists of Messrs. Berthelot, Dalton and Glouchevitch, held one meeting during fiscal 2001. Mr. Chema served on the Nominating Committee until July 2000.

The Incentives and Compensation Committee reviews management's proposals and makes recommendations to the full Board for compensation and incentives for key employees and officers of the Company. This committee is comprised solely of directors who are not employees of the Company or its subsidiaries and who are not eligible to receive cash bonuses or any other type of incentive compensation. The Incentives and Compensation Committee, which consists of Messrs. Belleville, Chema and Dalton held two meetings during fiscal 2001. Mr. Lawrence served on the Incentive and Compensation Committee until July 2000.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with the Company's management and the Company's independent auditors the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended March 31, 2001. The Audit Committee has also discussed with Deloitte & Touche LLP, the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), has discussed
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

with the Company's independent auditors such independent auditors' independence, and considered the compatibility of non-audit services with the auditors' independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001, filed with the U.S. Securities and Exchange Commission.

GIDEON ARGOV
JAMES LAWRENCE
WILLIAM RECKER

The following fees were billed by Deloitte & Touche LLP for services rendered by it during fiscal 2001:

     Audit Fees: $636,000
     Financial Information Systems Design and Implementation: $0
     All Other (Non-Audit Fees): $558,500

SECURITY OWNERSHIP OF PRINCIPAL
STOCKHOLDERS, NOMINEES FOR
DIRECTOR AND EXECUTIVE OFFICERS

The following table sets out certain information regarding the beneficial ownership of the Common Stock as of June 30, 2001 (except as referenced in the footnotes) by (i) each person who is known by the Company to be the beneficial owner of 5% or more of the Common Stock, (ii) each director and nominee for director of the Company, individually, (iii) the Chief Executive Officer of the Company, (iv) each of the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 in fiscal 2001, and (v) all directors and executive officers as a group:

--------------------------------------------------------------------------------

                                                          NUMBER OF
                                                          SHARES OF            PERCENTAGE OF
                        NAME                           COMMON STOCK(1)        COMMON STOCK(1)
---------------------------------------------------------------------------------------------
Arch C. Scurlock                                          1,137,740(2)             18.4
  c/o Research Industries, Incorporated
  123 North Pitt Street
  Alexandria, Virginia 22314
Dimensional Fund Advisors Inc.                              500,315(3)              8.1
  1299 Ocean Avenue, 11th Floor
  Santa Monica, California 90401
T. Rowe Price Associates, Inc.                              325,600(4)              5.3
  100 East Pratt Street
  Baltimore, Maryland 21202
Wellington Management Company LLP                           406,000(5)              6.6
  75 State Street
  Boston, Massachusetts 02109
DIRECTORS AND EXECUTIVE OFFICERS
Daniel H. Abramowitz                                         90,682(6)              1.5
Gideon Argov                                                 10,601(7)                *
Walter Belleville                                            22,994(8)                *

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                          NUMBER OF
                                                          SHARES OF            PERCENTAGE OF
                        NAME                           COMMON STOCK(1)        COMMON STOCK(1)
---------------------------------------------------------------------------------------------
Michael J. Berthelot                                        315,584(9)              5.1
Thomas V. Chema                                               2,943                   *
Jan Naylor Cope                                                 600                   *
John H. Dalton                                               27,605(10)               *
Michel Glouchevitch                                          22,247                   *
Gerald C. Harvey                                             28,497(11)               *
James A. Lawrence                                            96,823(12)             1.6
William Recker                                               23,381(13)               *
Joseph F. Spanier                                            58,534(14)               *
Robert Tunno                                                 52,565(15)               *
Robert L. G. White                                           60,146(16)               *
Directors and executive officers as a group                 813,202(17)            13.2
  (14 persons)

--------------------------------------------------------------------------------
  *  Less than 1%.

 (1) Except as set out in these footnotes, the persons named in this table have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in this table and these notes.

 (2) Includes 1,099,000 shares of Common Stock owned by Research Industries, Incorporated, of which Dr. Scurlock owns 95% of the outstanding shares of stock.

 (3) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001, Dimensional Fund Advisors Inc. ("Dimensional") is deemed to have beneficial ownership of these shares, all of which are held in portfolios of four investment companies registered under the Investment Company Act of 1940 and certain other co-mingled group trusts and separate accounts, and for all of which Dimensional serves as investment manager. Dimensional has informed the Company in writing that it disclaims beneficial ownership of all such shares.

 (4) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001. These securities are owned by various individual and institutional investors with respect to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

 (5) Based on a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2001 by Wellington Management Company, LLP ("Wellington") in its capacity as an investment advisor. Wellington disclaims beneficial ownership of these shares.

 (6) Based on information provided to the Company by Mr. Abramowitz, 90,200 shares are owned by Hillson Partners Limited Partnership, of which Hillson Financial Management, Inc. is the general partner. Mr. Abramowitz is the President and controlling stockholder of Hillson Financial Management, Inc. Mr. Abramowitz has sole voting power and sole investment power with respect to the 90,200 shares owned by Hillson Partners Limited Partnership. Mr. Abramowitz owns 482 shares directly.

 (7) Includes 3,000 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

 (8) Includes 4,000 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

 (9) Includes 67,600 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(10) Includes 13,050 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(11) Includes 24,666 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(12) Includes 33,250 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(13) Includes 11,000 shares issuable with respect to options exercisable within 60 days of June 30, 2001.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(14) Includes 40,866 shares issuable with respect to options exercisable within 60 days of June 30, 2001 and 2,000 shares owned by Mr. Spanier's children.

(15) Includes 19,400 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(16) Includes 20,521 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

(17) Includes 237,353 shares issuable with respect to options exercisable within 60 days of June 30, 2001.

EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set out in the table below are the names, ages and positions held of all persons who were executive officers of the Company as of June 30, 2001.

--------------------------------------------------------------------------------

                                               POSITION WITH                           EXECUTIVE
         NAME                                   THE COMPANY                     AGE     OFFICER
------------------------------------------------------------------------------------     SINCE
Michael J. Berthelot          Chairman of the Board of Directors, President      51      1992
                              and Chief Executive Officer
Joseph F. Spanier             Vice President, Chief Financial Officer and        54      1996
                              Treasurer
Gerald C. Harvey              Vice President, Secretary and General Counsel      51      1996
Robert Tunno                  President -- Industrial Products Group             54      1998
Robert L. G. White            President -- Aerospace Products Group              59      1998
------------------------------------------------------------------------------------------------

Except for Group Presidents, who are appointed by the Chairman, President and Chief Executive Officer of the Company, executive officers of the Company are elected by and serve at the discretion of the Board of Directors. No arrangement exists between any executive officer and any other person or persons pursuant to which any executive officer was or is to be selected as an executive officer. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of the Company. Set out below is a brief description of the business experience for the previous five years of those executive officers who are not also directors. For information concerning the business experience of Mr. Berthelot, see "Information Concerning Incumbent Directors and Nominees to the Board of Directors," above.

MR. SPANIER has been Vice President, Chief Financial Officer and Treasurer of the Company since January 1997. From November 1996 to January 1997 he served as Vice President of Finance. From November 1994 to 1996, he served as Chief Financial Officer and Vice President of Financial Administration of MG Industries, a manufacturer of industrial gases and a subsidiary of Hoechst AG.

MR. HARVEY has been Vice President, Secretary and General Counsel of the Company since February 1996. From 1994 to 1996 Mr. Harvey was a member of the law firm of Pfaltz & Woller, P.A.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MR. TUNNO was President -- Industrial Products Group, formerly the Domestic Industrial Products Group, from April 1, 1998 to July 10, 2001 when he resigned to become the President of Breeze Industrial Products Corporation in connection with the sale of the Company's Breeze Industrial and Pebra hose clamp businesses to that company. From 1984 to April 1998, he was President of the Breeze Industrial Products division.

MR. WHITE has been President -- Aerospace Products Group since April 1, 1998. He has also been the President of the Breeze-Eastern division since April 1994.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Company in the fiscal years ended March 31, 2001, 2000 and 1999, of those persons who were, at March 31, 2001 (i) the Chief Executive Officer and (ii) the other four most highly compensated executive officers of the Company whose compensation exceeded $100,000 in fiscal 2001. During each fiscal year in the three year period ended March 31, 2001, no executive officer named above received perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of such executive officer's annual salary and bonus.

                           SUMMARY COMPENSATION TABLE

--------------------------------------------------------------------------------

                                                                                    LONG TERM
                                                                                   COMPENSATION
                                                                        ----------------------------------
                                                                                       AWARDS
                                                                                     ----------   PAYOUTS
                                       ANNUAL COMPENSATION              RESTRICTED   SECURITIES   --------
                            -----------------------------------------     STOCK      UNDERLYING     LTIP      ALL OTHER
         NAME AND                   SALARY     BONUS     OTHER ANNUAL     AWARDS      OPTIONS     PAYOUTS    COMPENSATION
    PRINCIPAL POSITION      YEAR     (1)        (2)      COMPENSATION      (3)         (#)(4)       (5)          (6)
-------------------------------------------------------------------------------------------------------------------------
Michael J. Berthelot        2001   $431,000   $      0                   $     0       15,000                  $20,221
  Chairman, President       2000    379,027    250,364                    25,033       60,000                   21,256
  and Chief Executive       1999    399,808    230,991                    23,108       13,600      784,629      18,736
  Officer
Joseph F. Spanier           2001    208,700     35,000                     3,502        7,500                   20,064
  Vice President, Chief     2000    178,596    134,064                    13,408       10,000                   20,196
  Financial Officer and     1999    186,923    113,746                    11,373       10,700      171,720      18,311
  Treasurer
Gerald C. Harvey            2001    177,646     35,000                     3,502        7,500                   18,751
  Vice President,           2000    144,846    138,343                    13,834       10,000                   20,149
  Secretary and General     1999    150,577     64,135                     6,411        9,500      157,339      17,367
  Counsel
Robert Tunno                2001    222,116    149,662                    14,962       10,000                   34,489(7)
  President, Industrial     2000    194,230    101,275                    10,114        4,000                   44,458(7)
  Products Group            1999    204,615    129,362                    12,934        7,400      305,946      34,734(7)
Robert L. G. White          2001    205,962    126,391                    12,638       10,000                   12,052
  President, Aerospace      2000    179,615     90,869                     9,087        6,000                   12,381
  Products Group            1999    174,999    110,761                    11,066        7,188      679,471      13,850

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

(1) Amounts shown include compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers under the Company's 401(K) plan. Salary amounts for certain executive officers for fiscal 2000 are lower than those for fiscal 1999 due to pay period schedules.

(2) Represents annual cash bonus payments made to executive officers pursuant to the Company's Incentive Compensation Plan in effect for the applicable fiscal year.

(3) Represents the dollar value of awards of restricted stock during each year indicated calculated by multiplying the fair market value of a share of Common Stock on the date of grant by the number of shares awarded. During fiscal year 2001, awards of restricted stock were granted to each of the named executive officers, with the exception of Mr. Berthelot, on May 25, 2000, at which time the fair market value of a share of Common Stock was $8.84. During fiscal year 2000, awards of restricted stock were granted to each of the named executive officers on May 18, 1999, at which time the fair market value of a share of Common Stock was $19.38. During fiscal year 1999, awards of restricted stock were granted to each of the named executive officers on May 19, 1998, at which time the fair market value of a share of Common Stock was $27.88. An aggregate of 6,080 shares of restricted stock were held for the benefit of the named executive officers at 2001 fiscal year-end. Forfeiture provisions as to such shares lapse in annual increments of one-third each year. The executive officers receive dividends on issued shares still subject to forfeiture.

(4) Stock options were granted under the Company's 1992 and 1999 Long-Term Incentive Plans.

(5) Represents payments made pursuant to the Fiscal Years' 1996-1998 Incentive Compensation Plan.

(6) These amounts include the Company's contributions to the Company's Retirement Savings Plan and insurance premiums paid by the Company under the Company's group benefits plan.

(7) The amount includes relocation expenses of $14,000, $24,000 and $11,575 paid to Mr. Tunno in fiscal 2001, 2000 and 1999 respectively.

Restricted Stock Awards. The following table sets forth information concerning long-term incentive plan awards in the form of restricted stock awarded during fiscal 2001 to each of the named executive officers of the Company.

               LONG-TERM INCENTIVE PLAN AWARDS IN FISCAL 2001(1)
--------------------------------------------------------------------------------

                                                                                 PERFORMANCE
                                                                NUMBER OF          OR OTHER
                                                              SHARES, UNITS      PERIOD UNTIL
                                                                OR OTHER          MATURATION
                          NAME                                 RIGHTS (#)         OR PAYOUTS
---------------------------------------------------------------------------------------------
Michael J. Berthelot                                                  0            3 years
Joseph F. Spanier                                                   396            3 years
Gerald C. Harvey                                                    396            3 years
Robert Tunno                                                      1,692            3 years
Robert L. G. White                                                1,429            3 years

--------------------------------------------------------------------------------

(1) Restricted share awards are calculated based upon a cash bonus pool, which is itself based upon annual profit. The number of restricted shares awarded in a given year is equal to the number of shares that could be purchased at the closing price of the Common Stock on the date of the award (which price was $8.84 on the date of the awards in fiscal 2001) with 10% of the cash bonus pool. The cash bonus is described under the heading "Incentive Compensation Plans," below.

Incentive Compensation Plans. The fiscal year 1999-2001 Annual Cash Bonus and Incentive Compensation Plan (the "'99-'01 Plan") provided for the award of cash bonuses and stock options based upon operating results. Results were measured by a wide range of goals which must be met, including goals for operating income, return on investment, individual strategic and/or operational issues, profitability, achievement of plan and annual income growth. The stock feature of the '99-'01 Plan provided for the award of restricted stock and

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

stock options to executive officers, division presidents and other key personnel. The number of restricted shares awarded was equal to the number of shares that could be purchased at the closing price of the Common Stock on the date immediately preceding the date the Incentives and Compensation Committee of the Board of Directors approved the bonus pool for the fiscal year just ended with 10% of the cash bonus pool. Voting and dividend rights vested immediately. Restrictions on sale lapse over three years in annual one-third increments. Shares for which restrictions have not yet expired are forfeited upon termination of employment. Stock options were awarded at an exercise price equal to the fair market value of the shares of Common Stock on the date of grant. Options awarded with the annual cash bonus become exercisable in annual equal installments over three years and expire five years after grant date. Options awarded as part of the long term feature of the '99-'01 Plan described in the report of the Incentives and Compensation Committee set out below vested at the end of the three-year plan period and expire five years after grant date. Both restricted stock and stock options were awarded pursuant to the Amended and Restated 1992 Long Term Incentive Plan, and the 1999 Long Term Incentive Plan, which plans provided mechanisms for awarding various kinds of stock based awards.

Retirement Plans. The executive officers are participants in the TransTechnology Corporation Retirement Savings Plan (the "Retirement Savings Plan"), a defined contribution plan under Section 401(k) of the Internal Revenue Code which covers non-union employees who have been employed by the Company for more than one year. Approximately 1,383 employees participated in the Retirement Savings Plan at March 31, 2001. Benefits are payable on retirement, disability, death, or other separation from service. Participants in the Retirement Savings Plan may defer receipt and taxation of up to 15% of their compensation by contributing such compensation to the Plan. The Company contributes a minimum of 3% and a maximum of 6% of employees' compensation to the Retirement Savings Plan, depending on the level of contribution by each employee.

Change in Control Agreements. The Company has entered into severance agreements with each of Messrs. Berthelot, Spanier, Harvey, Tunno and White (the "Severance Agreements") which provide for payments only in the event of termination of employment during the term of the Severance Agreements following within 24 months after a change in control of the Company where such termination is other than for cause or the executive resigns for good reason which includes reduction in compensation, benefits or responsibilities, relocation by more than 50 miles of the executive's primary worksite, adverse alteration of the executive's office space and administrative support, or failure by the Company to obtain an agreement from any successor or assignee corporation to assume and perform the Severance Agreements. Benefits under the Severance Agreements are equal to 200% of the executive's annual salary, the executive's average bonuses during the two years preceding the change of control, earned but unused vacation and sick time, the fair market value of accrued but unvested restricted stock and stock options outstanding, and all accrued but unpaid salary. The benefits due under the Severance Agreements are in addition to all amounts payable to each of the executives pursuant to the Company's other agreements and benefit plans then in effect, except that any
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

amount paid to any of the executives pursuant to the Corporate Severance Pay Plan shall be credited against amounts due under the Severance Agreements. The Severance Agreements provide for no benefits in the event the executive is terminated for cause and (except in the event that the executive is convicted of a felony, a crime involving moral turpitude or a crime adverse to the Company's welfare) fails to cure the alleged breach within 30 days after the executive has been notified by the Company's Board of Directors. The initial term of each of the Severance Agreements is for two years and each of the Severance Agreements with Messrs. Harvey, Spanier, Tunno and White has been extended in writing by the parties for an additional two year term.

Executive Life Insurance Plan. The Company maintains life insurance policies for its executive officers which supplement the group life policies available to all salaried employees.

STOCK OPTIONS

The following table sets forth information concerning options granted during fiscal 2001 to each of the named executive officers of the Company identified in the Summary Compensation Table.

                        OPTION/SAR GRANTS IN FISCAL 2001
--------------------------------------------------------------------------------

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                  APPRECIATION FOR
                                             INDIVIDUAL GRANTS                      OPTION TERM
                              -----------------------------------------------   --------------------
                                              % OF
                              NUMBER OF      TOTAL
                              SECURITIES    OPTIONS/
                              UNDERLYING      SARS      EXERCISE
                               OPTIONS/    GRANTED TO   OR BASE
                                 SARS      EMPLOYEES     PRICE
                               GRANTED     IN FISCAL     $ PER     EXPIRATION
           NAME                 (#)(1)        YEAR       SHARE        DATE       5% ($)     10% ($)
----------------------------------------------------------------------------------------------------
Michael J. Berthelot            15,000         16        8.8438     5/25/10     $83,427    $211,421
Joseph F. Spanier                7,500          8        8.8438     5/25/10      41,714     105,711
Gerald C. Harvey                 7,500          8        8.8438     5/25/10      41,714     105,711
Robert Tunno                    10,000         11        8.8438     5/25/10      55,618     140,947
Robert L. G. White              10,000         11        8.8438     5/25/10      55,618     140,947

--------------------------------------------------------------------------------

(1) Amounts shown represent stock options only. No stock appreciation rights
    (SARs) were awarded.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The following table summarizes option exercises during fiscal 2001 and the total number and value of exercisable and unexercisable stock options held by each of the named executive officers on March 31, 2001, the last day of fiscal 2001.

                 AGGREGATED OPTION/SAR EXERCISES IN FISCAL 2001
                         FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER       VALUE OF UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS            OPTIONS
                                                                 AT FY-END (#)      AT FY-END ($)
                                                                 -------------   --------------------
                       SHARES ACQUIRED ON                        EXERCISABLE/        EXERCISABLE/
        NAME                EXERCISE        VALUE REALIZED ($)   UNEXERCISABLE      UNEXERCISABLE
-----------------------------------------------------------------------------------------------------
Michael J. Berthelot         9,000                  0(1)         50,933/40,667           0/0
Joseph F. Spanier                0                  0            40,866/83,343           0/0
Gerald C. Harvey                 0                  0            24,666/83,343           0/0
Robert Tunno                 6,000                  0(1)         19,400/18,000           0/0
Robert L.G. White                0                  0            20,521/19,207           0/0
-----------------------------------------------------------------------------------------------------

(1) In May 2000, Messrs. Berthelot and Tunno exercised stock options at per share exercise prices in excess of the per share closing market price for the Common Stock on such day. Accordingly, no value was realized in connection with such exercises.

REPORT OF THE INCENTIVES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Incentives and Compensation Committee of the Board of Directors (the "Committee") is composed entirely of independent outside directors. The Committee is responsible for establishing policies and implementing programs relating to executive compensation. The entire Board of Directors reviews all decisions of the Committee relating to compensation of the Company's executive officers, except for decisions relating to stock based awards, which under the Amended and Restated 1992 Long Term Incentive Plan, and the 1999 Long Term Incentive Plan, may be made by the Committee.

The Committee's philosophy regarding executive compensation is that a compensation program should (i) support the achievement of desired Company performance; (ii) provide compensation that will attract and retain qualified executives and reward performance; (iii) align the executive officers' interests with shareholders' interests as well as the overall success of the Company by placing a portion of pay at risk; and (iv) encourage management's stake in the long-term performance and success of the Company.

The methodology for setting base salary of the executive officers consists of
(i) determining marketplace compensation by comparing the Company to groups of other corporations with similar characteristics and (ii) evaluating each executive's performance as well as the performance of the Company as a whole. Each year the performance of executive officers and division presidents is evaluated by the Chief Executive Officer and in turn the Chief Execu-
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

tive Officer is evaluated by the outside members of the Board of Directors. The evaluation is based upon individualized performance objectives designated at the beginning of the fiscal year and at the time of the last performance evaluation.

The methodology for determining bonuses for Fiscal Years 1996-1998 and 1999-2001 has been set out in Incentive Compensation Plans which are consistent with the Committee's philosophy regarding executive compensation. The compensation reflected in this proxy statement includes the results of the Incentive Compensation Plans which are briefly described here.

The Incentive Compensation Plans include an annual bonus feature which is an important tool in providing incentive both for short-term and long-term performance. Cash and restricted stock awards are paid upon achieving or exceeding target levels of quantitative performance measures. Such performance measures are tied directly to the Company's annual business plan. Executive officers, including Mr. Berthelot, earn no bonus unless 80% of the business plan's profit goals are met. The business plan is prepared and approved prior to the start of the fiscal year. The Incentive Compensation Plans measure performance factors against targets for income before taxes, profit growth, productivity growth, return on investment, cash flow, meeting budgets and achievement of individual performance objectives.

In addition to the restricted stock awards described above, executive officers and division presidents receive incentive stock options. Stock options are based upon marketplace compensation studies and are awarded individually each year at an exercise price equal to the Common Stock's fair market value on the date of grant. Stock options vest over a three-year period and cannot be repriced.

Both the '96-'98 Plan and the '99-'01 Plan included a long term portion structured to reward the achievement of increased value of the entity over the long term. This latter portion of the bonus was only earned and awarded at the end of a three-year period based upon the increase in the enterprise value of the Company, or a division of the Company, as the case may be, which exceeds a compounded rate under the '96-'98 Plan of 12% per annum, raised to 15% per annum under the '99-'01 Plan, and other goals established from time to time by the Committee. (The respective 12% and 15% per annum hurdle rates were established to represent the overall return an investor would seek at the beginning of the three-year measuring period). Under the '96-'98 Plan, the bonus earned and awarded was paid in cash. The '99-'01 Plan provided that a portion of the bonus, equal to 45% at target enterprise value, was paid in market priced stock options which vested at the end of the three-year plan period. It is the purpose of the Committee and the Board in implementing this feature of the senior managers' incentive compensation program to encourage and reward long term growth in the value of the Company.

Mr. Berthelot's compensation, including base compensation, cash bonus and stock awards is determined by the same methodology as described above for all executive officers. Applying this methodology for fiscal year 2001, Mr. Berthelot was not awarded a cash bonus or restricted shares for fiscal year 2001 or a salary increase for fiscal year 2002.

WALTER BELLEVILLE
THOMAS CHEMA
JOHN DALTON

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 14

--------------------------------------------------------------------------------

COMPANY PERFORMANCE

The following graph shows a comparison of cumulative total returns for the Company, Standard & Poor's 500 Index and a Company-constructed Peer Group Index (consisting of public companies which manufacture products that are similar to the Company's products) for the last five fiscal years. Total returns are based on market capitalization. Peer group indices use beginning of period market capitalization weighting. Total return assumes reinvestment of dividends.

[5 YEAR CUMULATIVE TOTAL RETURN SUMMARY]

                                                     TRANSTECHNOLOGY                S & P 500                PEER GROUP ONLY
                                                     ---------------                ---------                ---------------
1996                                                        100                         100                         100
1997                                                     144.42                      119.83                      113.34
1998                                                     205.67                      177.34                      174.69
1999                                                     113.99                      210.08                      116.69
2000                                                      86.49                      247.77                        95.2
2001                                                      38.09                      194.06                       116.8

  * ASSUMES INITIAL INVESTMENT OF $100.

Peer Group includes: Chicago Rivet & Machine, Fairchild Industries, Federal Screw, Park-Ohio Industries, Penn Engineering & Manufacturing and SPS Technologies.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and certain of its officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10 percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that a Form 5 was not required to be filed for those persons, the Company believes that from April 1, 2000 to March 31, 2001, all persons subject to the reporting requirements of
Section 16(a) filed the reports on a timely basis except Robert L.G. White, who reported two open market purchases of 1,000 shares of Common Stock each, occurring on October 25 and October 30, 2000, one month late on his report for November 2000.

PROPOSAL 2 -- RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

BACKGROUND

The Board, at its June 15, 1998 meeting, adopted the 1998 Non-Employee Directors' Stock Plan, which was approved by stockholders on July 23, 1998. In October 1998, the Board adopted certain technical revisions to the 1998 Non-Employee Directors' Stock Option Plan (as so amended, the "Directors' Plan").

PROPOSED AMENDMENT

The Board, at its June 4, 2001 meeting, adopted an amendment to the Directors' Plan increasing the number of shares of Common Stock issuable under the Directors' Plan, subject to stockholder ratification and approval as described herein. Pursuant to the amendment, the number of shares of the Company's Common Stock authorized to be awarded under the Directors' Plan has been increased by 100,000 shares from 150,000 to 250,000 shares. If the amendment to the Directors' Plan is ratified and approved by the stockholders, the Company plans to file a registration statement under the Securities Act of 1933 pertaining to the 100,000 additional shares. As of July 27, 2001 the market value of the Company Common Stock was $12.60 per share. As of March 31, 2001 there were outstanding options under the Directors' Plan to purchase 149,214 shares of the Company's Common Stock ("Stock Options") at prices ranging from $3.5625 to $27.8125 per share.

DESCRIPTION OF THE AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN. The summary that follows is subject to the actual terms of the Directors' Plan, which is attached hereto as Annex B. Any capitalized term used but not defined in this description shall have the meaning set forth in the Directors' Plan. The terms of the Directors' Plan require that the stockholders of the Company approve amendments thereto.

SHARES UNDER THE DIRECTORS' PLAN. 100,000 new shares of Company Common Stock have been reserved for issuance upon the exercise of options granted, excluding those Shares constituting the unexercised portion of any canceled, terminated or expired options, subject to adjustments for such matters as stock

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

splits and stock dividends. Shares awarded under the Directors' Plan may be comprised of, in whole or in part, authorized and unissued Shares or treasury Shares. If an option should expire or become unexercisable for any reason without having been exercised in full, the unissued shares which were subject to the option shall become available for the grant of other options under the Directors' Plan, unless the Company terminates the Directors' Plan.

PARTICIPATION AND ADMINISTRATION. The Board shall have the authority to determine, from time to time and to the extent not inconsistent with the provisions of the Directors' Plan, the number of shares to be covered by any options granted and the vesting schedule for any option. The Board of Directors of the Company shall administer the Directors' Plan.

AWARDS UNDER THE DIRECTORS' PLAN. Awards under the Directors' Plan shall consist exclusively of non-qualified stock options. Upon the grant of each option, the Company and the Eligible Director shall enter into an option agreement which shall specify the number of options, the exercise price and such other provisions consistent with the Directors' Plan as the Board may determine. The Board of Directors shall determine the terms and conditions of options granted under the Directors' Plan and shall determine when the options shall be exercisable. Stock options granted under the Plan cannot be repriced. No option granted under the Directors' Plan shall be exercisable within six months after its date of grant. In the event of a change of control of the Company, as defined in the Directors' Plan, options granted will be exercisable immediately subject to a minimum six-month holding period from the date of grant. The exercise price for any option shall be the fair market value of a share of Common Stock on the date of grant. An optionee may make payment of the exercise price for an option either in cash or, with the consent of the Board, shares owned by the optionee or shares issuable to the optionee upon exercise of the option. If an Eligible Directors' membership on the Board of Directors terminates for any reason other than death, an option held at the date of such termination may be exercised to the extent then exercisable in whole or in part at any time within 90 days after the date of such termination, and shall thereafter automatically terminate. Any options which may not be exercised as of the date of termination shall expire immediately and may not be exercised following that time. In the case of the death of an Eligible Director, an option held at the date of death may be exercised to the extent then exercisable in whole or in part at any time within one year after the date of death, but in no event after the term of the option expires, and shall thereafter automatically terminate. Any options which are not exercisable on the date of death shall expire immediately and may not be exercised following such time. The term of each option shall be five years from the date of its grant, subject to earlier termination in accordance with the provisions of the Directors' Plan. No option shall be granted after ten years from the date the Directors' Plan is approved by the stockholders of the Company.

FEDERAL INCOME TAX ASPECTS. The following is a brief summary of the principal Federal income tax aspects of stock option awards made under the Directors' Plan based upon the laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences. In general, with respect to options to acquire shares granted under the Directors'
Plan: (a) no income is realized by the participant in the Directors' Plan at the time the option is

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

granted; (b) upon exercise of the option, the participant in the Directors' Plan realizes ordinary income in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise;
(c) the Company will be entitled to a tax deduction in an amount taxable to the participant in the Directors' Plan; and (d) upon disposition of the shares acquired through option exercise, any appreciation (or depreciation) after the date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant in the Directors' Plan has held the shares since the exercise date.

CONCLUSION AND RECOMMENDATION. The Board of Directors believes it is in the interests of the Company and its stockholders to adopt the amendment to the Directors' Plan to help attract and retain persons of outstanding competence as Outside Directors and to further the identity of their interests with those of the Company's stockholders. The affirmative vote of a majority of the shares of the Company's Common Stock present and entitled to vote, in person or by proxy, at the 2001 Annual Meeting is required for ratification and approval of the proposal to amend the Directors' Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE AMENDED AND RESTATED 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

RELATIONSHIP WITH THE COMPANY'S PRINCIPAL ACCOUNTANTS

The Company is not selecting or recommending a principal accountant to stockholders for election, approval or ratification for the current year. The Company is not required to obtain shareholder approval or ratification of its selection of its auditors under Delaware law, and the Audit Committee and the Board of Directors reserve the right to make any change in auditors at any time, and without shareholder approval, which they deem advisable or necessary. Representatives of Deloitte & Touche LLP, the Company's auditor for the current year, are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

CERTAIN TRANSACTIONS

In May 2000, in order to enable executives to fund the exercise of stock options granted to them by the Company which were then expiring, the Company made available loans to each of the following named executive officers: Michael J. Berthelot in the amount of $102,375 and Robert Tunno in the amount of $68,250. Both loans bear a maturity date of May 30, 2002, an interest rate of 5% per annum and are secured by the shares of Company stock acquired by exercise of the options. In addition, Mr. Berthelot was granted a loan in the amount of $20,000 in May 2000, which is due on the earlier of the Company's demand or May 22, 2002. This loan bears interest at the rate of 5% per annum. As of March 31, 2001, the full principal amounts of each of the foregoing loans, plus accrued interest, remained outstanding.

PROPOSALS FOR SUBMISSION AT NEXT ANNUAL MEETING

If a stockholder desires to submit a proposal to fellow stockholders at the Company's annual meeting next year and wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

prepared by management, such stockholder must notify the Company at its executive offices no later than February 12, 2002.

ANNUAL REPORTS

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001 was mailed to stockholders in July 2001. The Company has filed with the SEC its Annual Report on Form 10-K for the fiscal year ended March 31, 2001. A COPY OF THE 2001 ANNUAL REPORT ON FORM 10-K, WITHOUT EXHIBITS, WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO GERALD C. HARVEY, VICE PRESIDENT, SECRETARY & GENERAL COUNSEL OF THE COMPANY, AT TRANSTECHNOLOGY CORPORATION, 150 ALLEN ROAD, LIBERTY CORNER, NEW JERSEY 07938.

If requested, the Company will also provide such persons with copies of any exhibit to the Annual Report on Form 10-K upon the payment of a fee limited to the Company's reasonable expenses in furnishing such exhibits. Such Report is not a part of the Company's soliciting material.

OTHER MATTERS

The Board of Directors does not know of any matter to be acted upon at the Meeting other than the matters described herein. If any other matter properly comes before the Meeting, the holders of the proxies will vote thereon in accordance with their best judgment.

            By Order of the Board of Directors

            /s/ GERALD C. HARVEY
            GERALD C. HARVEY
            Vice President, Secretary and
            General Counsel

Liberty Corner, New Jersey
August 20, 2001

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                         ANNEX A

                            AUDIT COMMITTEE CHARTER

The Audit Committee is a committee of the Board of Directors (the "Board"). The Audit Committee shall consist of at least three independent members of the Board who shall be elected by and serve at the pleasure of the Board. The Audit Committee's primary function is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the systems of internal controls which management and the Board have established, and the audit process.

In meeting its responsibilities, the Audit Committee is expected to:

 1. Provide an open avenue of communication between the internal auditors, the independent accountants and the Board.

 2. Recommend to the Board the firm of independent accountants to be retained, approve the compensation of the independent accountants and review and approve the discharge of the independent accountants.

 3. Review and concur in the appointment, replacement, reassignment or dismissal of the Director of Internal Audit.

 4. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

 5. Inquire of management, the Director of Internal Audit and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk and/or exposure to the company.

 6. Consider, in consultation with the independent accountant and the Director of Internal Audit, the audit scope and plan for the fiscal year end audit and the allocation of duties and responsibilities thereto so as to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

 7. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

 8. Consider and review with the independent accountant and the Director of Internal Audit:

    - The adequacy of the company's internal controls, including computerized information system controls and security.

    - Any related significant findings and recommendations of the independent accountant and internal auditors together with management's responses thereto.

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                                       A-1
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9. At the completion of the annual examination, review with management and the independent accountants:

    - The company's annual financial statements and related footnotes.

    - The independent accountants' audit of the financial statements and their report thereon.

    - Any significant changes which were required in the independent accountant's original audit plan.

    - Any serious difficulties or disputes with management encountered during the course of the audit.

    - Other matters related to the conduct of the audit that are to be communicated to the Audit Committee under generally accepted auditing standards.

10. Consider and review with management and the Director of Internal Audit:

    - Significant findings during the year and management's responses thereto.

    - Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

    - Any changes required in the planned scope of their audits or other work assignments.

    - The internal audit department budget and staffing.

11. Review filings with the SEC and other published documents containing the company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

12. Review with management and the independent accountant the quarterly press release on the company's operating results before it is released to the public.

13. Review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of these areas by the internal auditor or the independent accountant.

14. ]Review legal and regulatory matters that may have a material impact on the financial statements, related company compliance policies and programs and reports received from regulators.

15. Meet, as considered necessary, with the Director of Internal Audit, the independent accountant and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

16. Report Audit Committee actions to the Board with such recommendations as the Audit Committee may deem appropriate.

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                                       A-2
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17. Cause such reports on the composition and activities of the Audit Committee to be filed with the New York Stock Exchange and to be included in the annual report or the proxy statement as may be required by the rules of the Exchange and the regulations of the Securities and Exchange Commission.

18. The Audit Committee shall have the power to conduct or authorize investigations into any matters within its scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants or others to assist it in the conduct of any investigation.

19. The Audit Committee shall meet at least four times per year or more frequently as circumstances require. It may ask members of management or others to attend all or a portion of any such meeting and provide pertinent information as necessary.

20. The Audit Committee will perform such other functions as assigned by law, the company's charter or bylaws or the Board.

21. The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board.

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                                       A-3
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                                                                         ANNEX B

                TRANSTECHNOLOGY CORPORATION AMENDED AND RESTATED
                 1998 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

1. PURPOSE OF THE PLAN

The purpose of this Non-Employee Directors' Stock Option Plan is to promote the success of TransTechnology Corporation (the "Company") by attracting and retaining non-employee directors by providing a supplemental means for them to increase their holdings of common stock of the Company, and thereby acquire an increased personal interest in the Company's continued success and progress, to the mutual benefit of the directors, employees and stockholders of the Company.

2. DEFINITIONS

As used herein, the following definitions shall apply:

     2.1 The "Company" means TransTechnology Corporation, a Delaware corporation and any successor thereto which shall maintain the Plan.

     2.2  "Board" means the Board of Directors of the Company.

     2.3 "Business Day" means a day on which the New York Stock Exchange is open for trading business.

     2.4 "Change of Control" shall be deemed to have occurred upon the occurrence of any one (or more) of the following events:

        (a) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of Shares of the Company with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast;

        (b) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company immediately prior to such event shall cease to constitute a majority of the Board;

        (c) The stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

        (d) A tender offer or exchange offer is made for Shares of the Company's Common Stock (other than one made by the Company) and Shares of Common Stock are acquired thereunder ("Offer"). However, the acceleration of the exercisability of outstanding

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                                       B-1
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            Stock Options upon the occurrence of an Offer shall be within the discretion of the Board.

     2.5 "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

     2.6 "Code" means the United States Internal Revenue Code of 1986, as amended.

     2.7 "Eligible Director" means any person who is a member of the Board and who is not an employee, full time or part time, of the Company or any Subsidiary.

     2.8   "Exchange Act" means the Securities Exchange Act of 1934 as amended.

     2.9 "Fair Market Value" means, with respect to any date, the mean between the highest and lowest sale prices per Share reported on the New York Stock Exchange (or on any inter-dealer quotation system (such as the NASDAQ System) on which the Common Stock then shall be traded) on such date, provided that if there should be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed equal to the average between the highest and lowest sale prices per Share for the last preceding date on which sales of Shares were reported.

     2.10 "Grant Date" means the effective date of the grant hereunder of an Option.

     2.11 "Option" means an option to acquire Shares granted pursuant to the Plan.

     2.12 "Option Agreement" means the agreement between the Company and an Optionee respecting the grant of an Option.

     2.13 "Option Stock" means Common Stock subject to an Option granted pursuant to the Plan.

     2.14  "Optionee" means a person who receives an Option hereunder.

     2.15 "Plan" means the Company's 1998 Non-Employee Directors' Stock Option Plan.

     2.16  "Shares" means shares of Common Stock.

     2.17  "Securities Act" means the Securities Act of 1933, as amended.

     2.18 "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

3. STOCK SUBJECT TO THE PLAN

Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and acquired under the Plan, excluding those Shares constituting the unexercised portion of any canceled, terminated or expired Options, is 250,000 Shares. These Shares may be authorized but unissued or reacquired Shares.
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                                       B-2
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If an Option should expire or become unexercisable for any reason without having been exercised in full, the unissued Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for the grant of other Options under the Plan.

4. ADMINISTRATION OF THE PLAN

     4.1 This Plan shall be administered by the Board. The Board shall have authority to adopt such rules and regulations, and to make such determinations as are not inconsistent with the Plan and are necessary or desirable for its implementation and administration. All determinations and decisions made by the Board pursuant to the Plan shall be final, conclusive and binding on all persons, including the Company, its stockholders, Eligible Directors and their estates and beneficiaries.

     4.2 Without limiting the generality of Section 4.1 above, the Board shall have the authority to determine, from time to time and to the extent not inconsistent with the provisions of the Plan, the number of Shares to be covered by any Option granted hereunder and the exercise schedule for any Option.

5. GRANTING OF OPTIONS

     5.1 Eligibility. Any Eligible Director of the Company shall be eligible to be granted Options.

     5.2 No Option Grant Where Prohibited. No person shall be granted an Option under the Plan if, at the time of such grant, the grant is prohibited by applicable law or by the policies of the employer of such person or of any other company of which such person is a member of the board of directors or a general partner, member or principal.

     5.3 Adjustment. The number of Shares subject to an Option shall be subject to adjustment from time to time as provided in the Plan.

     5.4 Exchange of Options. As determined from time to time by the Board, options to purchase Shares granted pursuant to the Company's Amended and Restated 1992 Long Term Incentive Plan held by Eligible Directors may be exchanged for options to acquire Shares at the same Exercise Price, exercise date, expiration date and upon the same terms granted pursuant to the Plan.

     5.5 Initial Grants. Each Eligible Director shall be granted an Option to purchase the same number of shares of Common Stock that the Eligible Director owns on the date which is sixty (60) days after the date of his or her initial election or appointment to the Board ("Entitlement Date").

        5.5.1 In no event may the maximum number of shares issues to an Eligible Director pursuant to this Section 5.5 exceed 25,000 Shares.

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                                       B-3
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        5.5.2 Notwithstanding any provision of this Plan to the contrary,
              Options issued to an Eligible Director pursuant to this Section
              5.5 shall be:

            (A) Issued with an Exercise Price equal to the Fair Market Value of the Shares on the Entitlement Date;

            (B) Exercisable in full upon the earlier of (i) a Change of Control, or (ii) one (1) year after the Entitlement Date;

            (C) Exercisable for a period of five (5) years after the Entitlement
                Date while serving as a Director; and

            (D) Exercisable for a period of ninety (90) days following termination of service as a Director, unless such termination is due to the individual's death, in which case the Option shall be exercisable for one (1) year following termination of service.

6. TERM OF PLAN

Subject to approval of the stockholders as contemplated by Section 10.1, the Plan shall become effective upon its adoption by the Board, and shall continue in effect until all Options granted hereunder have expired or been exercised, unless terminated sooner under the provisions of the Plan or the Option Agreement. No Option shall be granted after ten (10) years from the earlier of the date of adoption of the Plan or its approval by the stockholders as contemplated by Section 10.1.

7. TERMS OF OPTION AGREEMENT

Upon the grant of each Option, the Company and the Eligible Director shall enter into an Option Agreement which shall specify the Grant Date and the Exercise Price, and shall include or incorporate by reference the substance of such of the following provisions and such other provisions consistent with the Plan as the Board may determine.

     7.1 Term. The term of the Option shall be five (5) years from its Grant Date, subject to earlier termination in accordance with the provisions of the Plan.

     7.2 Exercise Schedule. The Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Board with respect to a particular grant or grants of Options; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the date which is six months subsequent to the Grant Date with respect to such Option.

     7.3 Exercise Price. The "Exercise Price" of the Shares subject to each Option shall be the Fair Market Value of such Shares on the Grant Date.

     7.4 Manner of Exercise. An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to

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                                       B-4

--------------------------------------------------------------------------------

          the time when such Option or such portion becomes unexercisable under the Plan or the applicable Option Agreement:

        (a) Notice. Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Board.

        (b) Payment.

            (i) Full payment (in cash or by check) for the Shares with respect to which such Option or portion is thereby exercised; or

            (ii) With the consent of the Board, Shares owned by the Optionee duly endorsed for transfer to the Company and having an aggregate Fair Market Value as of the date of Option exercise equal to the product of (y) the Exercise Price and (z) the number of Shares with respect to which such Option or portion is thereby exercised; or

            (iii) With the consent of the Board, such number of Shares issuable to the Optionee upon exercise of the Option, having an aggregate Fair Market Value as of the date of Option exercise equal to the product of (y) the Exercise Price and (z) such number of Shares with respect to which such Option or portion is thereby exercised; provided that "delivery" of such Shares shall be deemed to be made by Optionee's election of this manner of payment in the notice delivered pursuant to Section 7.4(a).

            (iv) With the consent of the Board, any combination of the consideration provided in the foregoing subparagraphs (i), (ii) and (iii).

        (c) Tax Withholding. The payment to the Company of all amounts, if any, which it is required to withhold under federal, state or local law in connection with the exercise of the Option. With the consent of the Board, (i) Shares owned by the Optionee duly endorsed for transfer or (ii) Shares issuable to the Optionee upon exercise of the Option, valued at Fair Market Value as of the date of Option exercise, may be used to make all or part of such payment.

        (d) Securities Representations. Such representations and documents as the Company deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act, the Exchange Act and any other federal or state securities laws or regulations. The Board may also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

        (e) Proof of Third Party Right to Exercise. In the event that the Option or portion thereof shall be exercised as may be permitted hereunder by any person or persons other

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                                       B-5
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--------------------------------------------------------------------------------

            than the Optionee, appropriate proof of the right of such person or persons, consistent with Section 7.5 hereof, to exercise the Option or portion thereof.

     7.5 Transferability. An Option shall be exercisable during the Eligible Director's lifetime only by the Eligible Director, and no Option shall be transferable otherwise than by will or the laws of descent and distribution.

     7.6 Termination of Membership on the Board. If an Eligible Director's membership on the Board terminates for any reason other than death, an Option held at the date of such termination may be exercised to the extent then exercisable in whole or in part at any time within 90 days after the date of such termination (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Any Options which may not be exercised as of the date of termination shall expire immediately, and may not be exercised following such time. In the case of an Eligible Director's death, an Option held at the date of death may be exercised to the extent then exercisable in whole or in part at any time within one (1) year after the date of death (but in no event after the term of the Option expires) and shall thereafter automatically terminate. Such Option may be exercised by the person or persons (including his/her estate) to whom his/her rights under such Option shall have passed by will or by the laws of descent and distribution. Any Options which may not be exercised as of the date of death shall expire immediately and may not be exercised following such time.

     7.7 Change of Control. In the event of a Change of Control, except as the Board may expressly provide otherwise in resolutions adopted prior to the Change of Control, all Options shall become immediately exercisable; provided, however, that notwithstanding anything in this Plan to the contrary, no Option shall be exercisable prior to the date which is six months subsequent to the Grant Date with respect to such Options.

8. EXERCISABILITY OF OPTIONS

     8.1 Installments. Any Option granted hereunder may be exercisable in installments as specified in Section 7.2 hereof, under such conditions as the Board shall designate under the terms of the Plan and of the Option Agreement. To the extent not exercised, installments shall, unless otherwise provided in the Option Agreement, accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires.

     8.2 No Fractional Shares. The Company shall not be required to issue fractions of Shares. Whenever under the terms of the Plan a fractional share would be required to be issued the Optionee shall be paid in cash for such fractional share based upon Fair Market Value at the time of exercise of the Option.

     8.3 No Shareholder Rights. Until the issuance to the Optionee of the stock certificates representing the Option Shares (as evidenced by the appropriate entry on the books of

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                                       B-6

--------------------------------------------------------------------------------

          the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Option Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other rights for which the record date is prior to the date the stock certificates are issued.

9. ADJUSTMENT PROVISIONS

     9.1 If the Company shall at any time change the number of issued Shares without new consideration to the Company (such as by stock dividend, stock split, recapitalization, reorganization, exchange of Shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option shall be adjusted so that the aggregate consideration payable to the Company and the value of each such Option shall not be changed.

     9.2 Notwithstanding any provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Board shall authorize the issuance, continuation or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Company is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve the rights of such Options under the Plan.

     9.3 In the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Eligible Director who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by the holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "Acquisition Consideration" shall mean the kind and amount of Shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Company upon consummation of an Acquisition.

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                                       B-7

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10. APPROVAL, AMENDMENT AND TERMINATION OF THE PLAN

     10.1 Approval. The Plan shall be adopted by the Board, and shall be presented to the stockholders of the Company for their approval by vote of a majority of such stockholders present or represented at the 1998 Annual Meeting of Stockholders. Options may be granted prior to such approval, but such Options shall be contingent upon such approval being obtained and may not be exercised prior to such approval.

     10.2 Amendment. The Board may amend the Plan at any time and from time to time in such respects as the Board may deem advisable, subject to any regulatory or stockholder approval required by law or required for transactions under the Plan to maintain exempt status under Rule 16b-3 of the Exchange Act. The amendment of the Plan shall not, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. Notwithstanding anything to the contrary contained herein, the Board, with respect to the Plan or any Option, shall not amend or modify any provision concerning the amount, price and timing of any Option more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     10.3 Termination and Suspension. The Board may suspend or terminate at any time or from time to time the Plan without further approval of the stockholders. Any such termination or suspension of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if the Plan had not been terminated or suspended. No Option may be granted while the Plan is suspended or after it is terminated.

11. REQUIREMENTS OF GOVERNING LAW

     11.1 Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3 of the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

     11.2 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.

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                                       B-8
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12. EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

Except as expressly provided herein, the adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other form of incentives or compensation for directors of the Company or (b) to grant or assume options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

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                                       B-9

                          TRANSTECHNOLOGY CORPORATION
                                 150 ALLEN ROAD
                            LIBERTY CORNER, NJ 07938

                                REVOCABLE PROXY
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael J. Bertholot, Joseph F. Spanier and Monica Aguirre, or any two of them, as Proxy, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote as designated on the reverse side, all the shares of Common Stock, Par Value $0.01 per Share, of TransTechnology Corporation held of record by the undersigned on August 10, 2001 at the annual meeting of shareholders to be held on September 13, 2001, or any adjournment thereof (the "Meeting"). This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of all of the nominees and FOR the approval of the Company's Amended and Restated 1998 Non-Employee Directors' Stock Option Plan. This proxy when properly executed will be voted in the discretion of the Proxy upon such other business as may properly come before the Meeting.

_______________________________________________________________________________
| PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED |
| ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.           |
|______________________________________________________________________________|

_______________________________________________________________________________
| Please sign exactly as your name(s) hereon. When shares are held by joint | | tenants, both should sign. When signing as attorney, executor, administrator,| | trustee or guardian, please give full title as such. If a corporation, please| | sign in the full corporate name by the President or other authorized officer.| | If a partnership, please sign in partnership name by an authorized person. |
_______________________________________________________________________________


HAS YOUR ADDRESS CHANGED?

_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

------------------------------------------------
        TransTechnology Corporation
------------------------------------------------

Mark box at right if an address change or [ ] comment has been noted on the reverse side of this card.

CONTROL NUMBER: 4499988381695
RECORD DATE SHARES: 600.000


Please be sure to sign   ------------------------
and date this Proxy.     | Date                 |
-------------------------------------------------
|                                               |
|                                               |
-- Shareholder sign here ------------------------

DETACH CARD

1. Election of Directors

       (01) Daniel H. Abramowitz                For All   With-   For All
       (02) Gideon Argov                        Nominees  hold    Except
       (03) Walter Belleville                     [ ]      [ ]     [ ]
       (04) Michael J. Berthelot
       (05) Thomas V. Chema
       (06) Jan Naylor Cope
       (07) John H. Dalton
       (08) Michel Glouchevitch
       (09) James A. Lawrence
       (10) William J. Recker

   INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "For All Except" box and strike a line through the nominee's(s) name(s).

   The undersigned hereby confer(s) upon the Proxy discretionary authority with respect to the election of Directors in the event that any of the above nominees is unable or unwilling to serve at the Meeting.

                                                  For  Against  Abstain
2. Proposal to approve the Company's              [ ]    [ ]      [ ]
   Amended and Restated 1998 Non-Employee
   Directors' Stock Option Plan.

3. In their discretion, the Proxy is authorized to vote upon such other business as may properly come before the Meeting.

                                                                     DETACH CARD